Exhibit 23.01

CONSENT OF INDEPENDENT REGISTER PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Performance Equity Plan of etrials Worldwide, Inc. of our report dated March 3, 2008, with respect to the consolidated financial statements of etrials Worldwide, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP
Raleigh, North Carolina
May 16, 2008